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                                                                   EXHIBIT 4(O)


                               GUARANTY AGREEMENT

         THIS GUARANTY AGREEMENT ("Guaranty") made this 15th of May, 1997 by Laidlaw, Inc., a Canadian corporation (hereinafter referred to as "Guarantor") to, with, and for the benefit of WESTINGHOUSE ELECTRIC CORPORATION ("WEC"), a Pennsylvania corporation, having its principal office at 11 Stanwix Street, Pittsburgh, Pennsylvania 15222;

                                WITNESSETH, THAT:

         WHEREAS, Laidlaw Environmental Services, inc., a Delaware corporation ("Borrower") is currently indebted to WEC in the principal amount of $60,000,000 under that certain Promissory Note of even date herewith ("Loan");

      WHEREAS, WEC is unwilling to continue to make the Loan available to Borrower unless Guarantor guarantees to WEC the full and timely payment and satisfaction of all of the Obligations (as hereinafter defined) of Borrower to WEC; and

      WHEREAS, Guarantor acknowledges that the making of the Loan by WEC to Borrower provides direct benefits to Guarantor;

      NOW, THERFORE, in consideration of the mutual covenants and agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order it induce WEC to make the Loan to Borrower, and intending to be legally bound, Guarantor does hereby warrant, represent, and covenant unto WEC as follows:

      1.    GUARANTY AND SURETY.

      1.1 Guarantor hereby absolutely, irrevocably, and unconditionally guarantees as primary obliger and not as surety for, the full and timely payment and performance of the Obligations to WEC.

      1.2 All payments to be made by the Guarantor under this Guarantee shall be make without set-off or counterclaim and without deduction for any taxes, levies, duties, fee, deductions, withholdings, restrictions, or conditions of any nature whatsoever. If at any time any applicable law or regulation requires the Guarantor to make any such deduction or withholding from any such payment, the amounts payable under this Guarantee shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Creditor receives net sum equal to the sum which it would have received had no deduction or withholding been required.



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      2.     OBLIGATIONS.

      2.1 The word "Obligations" as used throughout this Guaranty means all debts, obligations, and liabilities of Borrower arising out of or relating to any of the following documents each of even date herewith:

      2.1.1. Promissory Note ("Note") made by Borrower to the order of WEC in an original face amount of $60,000,000;

      2.1.2. Second Amendment to Stock Purchase Agreement dated May 15,1997;

(All of the foregoing, including any future modifications thereto, are hereinafter collectively referred to as the "Documents"). Without limiting the generality of the foregoing, "Obligations: is used herein in its most comprehensive sense to include all debts, obligations, and indebtedness described in the Documents, whether now or hereafter made, incurred, or created, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and regardless of whether there is any recourse with respect to any portion of such Obligations as against Borrower or any partner of Borrower.

      3.     SUBSEQUENT ACTS BY WEC

      WEC may, at its sole discretion and without notice to Guarantor, take any action which might otherwise be deemed a legal or equitable release or discharge of Guarantor's obligations hereunder without impairing, affecting, releasing, discharging, or terminating the liability of Guarantor for payment of the Obligations, which actions might include, by way of illustration and not limitation:

      3.1 the renewal, modification, amendment or extension of any of the Obligations any payments hereunder;

      3.2    the acceptance of partial payment of the Obligations;

      3.3 the settlement, release, compounding, compromise, cancellation, rearrangement, or consolidation of any of the Obligations;

      3.4 the collection of or other liquidation of any claims WEC may have in respect to the Obligations;



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      3.5   the granting of indulgences, forbearances, waivers, concessions, compromises, extensions, or adjustments in respect to any covenant or agreement under the Loan Documents;

      3.6 the release from liability of any guarantor and/or any additional parties who may guarantee payment of the Obligations or any portion thereof;

      3.7 the release, surrender, exchange, or compromise of any lien, security, or collateral held by WEC as security for the Obligations;

      3.8 the release or compromise of any lien or security held by WEC as security for the liability of any person who is guarantying the Obligations.

      3.9   any invalidity, illegality, or unenforceability of the Obligations.

      4.    EXPENSES.

      Guarantor agrees to reimburse WEC for all expenses (including reasonable attorneys' fees and expenses) incurred by WEC in enforcing the Obligations, pursuing any remedies set forth in the Loan Documents, and enforcing this Guaranty.

      5.    PAYMENT BY GUARANTOR.

      In the event of any default by Borrower on the Obligations,, Guarantor agrees to pay or perform on demand (either oral or written) all the Obligations. WEC shall not be required to liquidate any lien or any other form of security, instrument, or note held by WEC prior to making such demand. THIS IS A GUARANTY OF PAYMENT AND PERFORMANCE AND NOT OF COLLECTION, and Guarantor hereby waives all rights that Guarantor may have, if any, to require that any action be brought against Borrower (or any other person) or to requires that resort be first made against any security prior to demanding payment or performance hereunder. Guarantor agrees that this obligation is an obligation to WEC and that it is obligated to make such payments to Westinghouse notwithstanding the subordination language of the Note. Guarantor further agrees that if WEC is obligated to pay any monies over to the Senior Creditor as that term is used in the Subordination Exhibit to the Note that Guarantor is continued obligated to make such payment to WEC.

      6.    CUMULATIVE REMEDIES.

      Guarantor hereby agrees that all rights and remedies that WEC is afforded by reason of this Guaranty are separate and cumulative and may be pursued separately, successively, or



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concurrently, as WEC deems advisable. In addition, all such rights and remedies are non-exclusive and shall in no way limit or prejudice WEC's ability to pursue any other legal or equitable rights or remedies that may be available. Without limiting the generality of the foregoing, Guarantor agrees that in any action by WEC by reason of the Obligations, WEC at its election may proceed (a) against Guarantor together with Borrower, (b) against Guarantor and Borrower individually, or (c) against Guarantor only without having commenced any action against or having obtained any judgment against Borrower. WEC shall not be bound to exhaust its recourse against the Borrower in respect of the Obligations but may proceed against the Guarantor directly.

      7.    WAIVERS BY GUARANTOR.

      7.1   GUARANTOR HEREBY WAIVES:

            7.1.3.  Notice of acceptance of this Guaranty and of creation of the
                        Obligations;

            7.1.4.  presentment, notice of non-payment, and demand for payment of the Obligations;

            7.1.5.  protest, notice of protest, and notice of dishonor or default to Guarantor or to any other party with respect to any of Obligations;

            7.1.6.  all other notices to which Guarantor might otherwise be entitled;

            7.1.7.  the right to receive demand for payment under this Guaranty;

            7.1.8.  any defense or circumstance (including, without limitation, disability, insolvency, lack or authority or power, insanity, minority, death, or dissolution) which might otherwise constitute a legal or equitable discharge of Guarantor's liability hereunder;

            7.1.9   any defense of Borrower to the Obligations;

            7.1.10. any rights to extension, composition, or otherwise under
                        Applicable United States Federal, State or Canadian Federal or Provincial bankruptcy, insolvency, reorganization or similar law; and

            7.1.11. the right to trial by jury in any litigation arising out of, relating to, or connected with this Guaranty.



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      7.2   It is expressly agreed that Guarantor shall remain liable heron regardless of whether all or any portion of the obligations are "non-recourse" or "limited recourse." It is agreed between Guarantor and WEC that the foregoing waivers are of the essence of the Loan transaction and that, but for this Guaranty and such waivers, WEC would decline to make the Loan.

      8.    WAIVER AND RELEASE OF SUBROGATION AND PARTICIPATION.

      Guarantor shall have: (i) no right of subrogation in or under the Loan Documents; (ii) no right to participate in any way in any of the collateral which is conveyed under the Loan Documents as security for the Obligations; and
(iii) no right to seek or obtain reimbursement from Borrower, or any other party primarily or secondarily liable for the Obligations, for any sums paid by Guarantor hereunder. Guarantor hereby explicitly waives and release the foregoing rights, whether contractual, statutory, or common law, of subrogation, participation, and reimbursement, and any right to require the marshaling of Borrower's assets under any circumstances.

      9.    SUBORDINATION.

      Any obligation or debt of Borrower, Laidlaw Chem-Waste, Inc. Laidlaw Environmental Services (Canada) Ltd., and Laidlaw, Inc., now or hereafter held by Guarantor is hereby subordinated to the Obligations, and Guarantor shall not enforce or collect any such indebtedness from Borrower, Laidlaw Chem-Waste, Inc., Laidlaw Environmental Services (Canada) Ltd., and Laidlaw, Inc. Nevertheless, upon request by WEC, Guarantor shall collect, enforce, and receive such indebtedness of Borrower, Laidlaw Chem-Waste, Inc., Laidlaw Environmental Services (Canada) Ltd., and Laidlaw, Inc., to Guarantor. Any sums collected at WEC's request or collected in contravention of the prohibition set forth herein shall be held by Guarantor as trustee for WEC and shall be paid over to WEC on account of the Obligations; provided, however, such payments shall not impair, reduce, or affect in any manner the liability of Guarantor under the other provisions of this Guaranty.

      10.   REPRESENTATIONS AND WARRANTIES.

      Guarantor hereby represents and warrants to WEC that:

      10.1. Guarantor now has no defense whatever to any action, suit, or proceeding whatsoever that may be instituted on this Guaranty including but not limited to any defense based on Section 44 of the Canadian Business Compensation Act (CBCA);



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      10.2. No other agreement of special condition exists between Guarantor and
WEC regarding the liability of Guarantor hereunder;

      10.3. This Guaranty constitutes a valid and binding obligation of Guarantor, enforceable in accordance with its terms; and

      10.4. Guarantor has reviewed each of the Loan Documents with the assistance of legal counsel.

      10.5. Guarantor is a corporation validly existing and in good standing under the laws of Canada, with full power and authority to consummate the transaction contemplated hereby.

      11.   FINANCIAL STATEMENTS.

      Guarantor agrees to deliver to WEC a copy of Guarantor's annual financial statement certified by Guarantor to be true and correct. While this Guaranty is in effect, such statements shall be delivered to WEC no later than sixty (60) days after the end of each fiscal year of Guarantor.

      12.   STRICT PERFORMANCE;WAIVERS.

      No failure, delay, or omission by WEC to exercise any of the rights, powers, remedies, and privileges hereunder shall be deemed a waiver thereof, and every such right, power, remedy, and privilege may be exercised repeatedly. No notice to or demand on Guarantor shall be deemed to be a waiver of the right of WEC to take further action without notice or demand as provided herein. In no event shall any modification or waiver of the provisions of this Guaranty be effective unless in writing executed by WEC. Any waiver granted shall be applicable only in the specific instance for which it is given. Failure of WEC to insist upon strict performance or observance of any of the terms, provisions, and covenants hereof or to exercise any right herein contained shall not be construed as a waiver or relinquishment of the right to demand strict performance at another time. Receipt by WEC of any payment or performance on the Obligations shall not be deemed a waiver of the breach of any provision hereof or of any of the Loan Documents.

      13.   CAPTIONS.

      The captions appearing herein are used for reference only and shall not be construed as limiting anything set forth herein.



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      14.   SEVERABILITY.

      The invalidity or unenforceability of any provision of this Guaranty shall not affect the other provisions hereof, and this Guaranty shall be construed as if the invalid or unenforceable provision had never been a part of this Guaranty.

      15.   GOVERNING LAW; INITIATION OF SUIT.

      15.1. All questions with respect to the construction of this Guaranty and the rights and liabilities of the parties hereto shall be determined in accordance with the applicable provisions of the internal laws of the Commonwealth of Pennsylvania without regard tot the principles of conflicts of laws.

      15.2. Guarantor hereby submits to the jurisdiction of any state or federal curt in the state referred to in Section 16.1 and hereby agrees that service of process against Guarantor in any action may be effected by any means permissible under federal law or under the laws of such state. Without limiting the foregoing, Guarantor further agrees that service of process may be made by service upon Guarantor's agent for service of process in such state; Guarantor hereby designates the following as such agent:

                       Paul Schwendeman
                       Kirkpatrick & Lockhart
                       1500 Oliver Building
                       Pittsburg, PA 15222-5379
                       Phone: (412) 355-6500
                       Fax: (412) 355-6301

      16.   ASSIGNMENT; DELEGATION; BINDING EFFECT.

      This Guaranty is assignable and transferable by WEC. Each reference herein to WEC shall be deemed to include its successors and assigns, in whose favor the rights and privileges of this Guaranty shall also run. The duties and obligations of Guarantor may not be delegated or transferred by Guarantor without the prior written consent of WEC. The duties and obligations of Guarantor shall bind Guarantor's heirs, personal representatives, executors, successors, and assigns.

      17.   COUNTERPARTS.



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      This Guaranty may be executed in one or more counterparts, each of which shall for all purposes be deemed an original, and all of such counter parts shall together constitute but one and the same document.

      18.   TERMINATION; REINSTATEMENT.

      18.1. Guarantor's obligations hereunder shall terminate, and this Guaranty shall be released, upon the payment and performance in full of the Obligations.

      18.2. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower under the Bankruptcy Code, as at any time amended, for liquidation or reorganization, or should Borrower become insolvent or make an assignment for the benefit of creditors or a receiver or trustee be appointed for all or any significant part of Borrower's assets, and this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by WEC, whether as a "preferential transfer ,""voidable preference, "fraudulent conveyance," or otherwise, as if the portion of such payment rescinded, reduced, restored, or returned had never been made.


      19.   NOTICES.

      All notices hereunder shall be in writing and shall be deemed to have been duly given for all purposes when: (i) deposited in the United States mail (by registered or certified mail, return receipt requested, postage prepaid); or
(ii) deposited with a nationally recognized overnight delivery service such as Federal Express or Airborne. Each notice hereunder must be directed to the party to receive the same at its address stated below or at such other address as may be substituted by notice given as herein provided.




     The addresses are:

         WEC:     Westinghouse Electric Corporation
                  11 Stanwix Street
                  Pittsburgh, Pennsylvania 15222
                  Attention: Chief Financial Officer

         Guarantor: The address set forth beneath Guarantor's signature.



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      IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty the day and year first above written.



ATTEST:                            Laidlaw, Inc.
                                   a Canadian corporation


/s/ W.R. Cottick                   By: /s/ Ivan R. Cairns
----------------------                -----------------------------------
                                   Name: Ivan R. Cairns
                                        ---------------------------------
                                   Its:  Senior Vice President
                                        ---------------------------------
                                   Address: 322 North Road Service
                                           ------------------------------
                                   Road, Burligton Ontario Canada L7r348
                                   ---------------------------------------








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                            CORPORATE ACKNOWLEDGEMENT

City OF BURLINGTON )
                   )SS:
Province OF ONTARIO)

      On this, the 14th day of May, 1997, before me, the undersigned officer, personally appeared Ivan Cairns who acknowledged himself/herself to be the Senior Vice President of Laidlaw Inc., a corporation, and that that he as such Sr. (Vice) President being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as Sr. (Vice) President.

      IN WITNESS WHEREOF, I hereunder set my hand and official seal.



                                           /s/W. R. Cottick
                                   ---------------------------------------
                                                             Notary Public


                         WILLIAM RAYMOND COTTIC
                Notary Public: Regional Municipality of Halton,
                Limited to the attestation of instruments and the taking of affidavits for LAIDLAW INC., its subsidiaries, associates and affiliates.
                COMMISSION EXPIRES: September 26, 1999.

My Commission Expires:
                       --------------------------------






















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